STOCK PURCHASE AGREEMENT

     AGREEMENT, entered in to effective as of the __ day of September, 1997, by and between Mid-Way Medical and Diagnostic Center, Inc., a Florida corporation hereinafter referred to as "Issuer"; and David Cohen, hereinafter referred to as "Purchaser."

                                   WITNESSETH:

     WHEREAS, the Issuer is desirous of selling 10,000,000 shares of its restricted $.001 par value common stock to Purchaser; and

     WHEREAS, Purchaser is willing and desirous to purchase shares of restricted common stock of Issuer pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is agreed as follows:

     1. Purchase and Sale of Stock.

     (a) The Issuer does hereby sell and the Purchaser does hereby purchase, subject to the terms of this Agreement, 10,000,000 shares of the restricted $.001 par value common stock ("Stock") of Issuer.

     (b) The Stock is represented by a certificate which is delivered herewith, or will be issued as soon as practicable hereafter, duly issued by Issuer to Purchaser with all necessary signatures of corporate officers of Issuer and counter signatures of Issuer's transfer agent.


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     (c) Upon the execution  hereof  issuer will cause its current  officers and directors to resign after causing Purchaser to be appointed as the sole officer and director of Issuer.

     2. Purchase Price.

     (a) The Purchaser hereby agrees to pay a total consideration of $100,000 for the Stock.

     (b) The purchase price will be paid to Issuer by Purchaser as follows:

          (i) The sum of $100,000 in cash coincidentally with the delivery of the stock to be transferred hereunder.

          (ii) Should issuer not have entered into a letter of intent with a suitable candidate for a merger or reorganization within thirty (30) days from the date hereof then Issuer shall cancel all 10,000,000 of the shares issued to Purchaser, Issuer shall refund the sum of $50,000 to Purchaser, and Purchaser shall have no further obligation under this agreement. Purchaser shall also thereupon resign as an officer and director after causing the former officers and directors of Issuer to be appointed as officers and directors.

          (iii) Purchaser acknowledges that Issuer will have spent the sum of $50,000 on legal fees, and/or finders fees to persons introducing Issuer to Purchaser, and therefore such amount will not be refunded to Purchaser.

     3. Representations of the Issuer.

     (a) The shares of Stock being issued hereunder will be free and clear of any liens, encumbrances, or claims of any kind whatsoever, and Issuer warrants free,


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


clear and marketable title to said shares to the Purchaser, subject to said shares being restricted under the securities laws.

     (b) Issuer has no knowledge of any restrictions by contract, operation of law or otherwise prohibiting this sale or the transfer of these shares into the name of the Purchaser, subject only to the provision of the securities laws governing restricted stock.

     (c) There have been no changes in the capital structure of Company including outstanding shares, options, warrants or related matters since the March 31, 1997, financial statements which have been provided to Purchaser. There also have been no material items of expense or income incurred or accrued since such date.

     (d) The Issuer has been duly organized, is validly existing and is in good standing under the laws of the State of Florida.

     (e) The Issuer is, to the best of Issuer's knowledge and belief, in compliance in all material respects with all applicable laws and regulations of Federal, State and local government agencies having jurisdiction over it.

     (f) The Issuer's articles of incorporation specifically exclude Issuer from the Control Share Acquisition Provisions contained in Section 607.0902 of the Corporation Law of Florida or Issuer is otherwise excepted from said provisions such that the issuance of these shares to Purchaser as contemplated by this agreement will not be affected by such provisions and Purchaser shall have the full unaffected right to vote all shares purchased hereunder.


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


     (g) The Stock will be duly authorized, validly issued, fully paid and non-assessable and the delivery to Purchaser of the Stock pursuant to the provisions of this Agreement will constitute valid title in said stock, free and clear of all liens, encumbrances, restrictions, claims and commitments of every kind.

     (h) The execution and delivery of this Agreement and the Stock does not violate any provision of the law applicable to the Issuer or conflict with or result in a breach or termination of any provision of, or constitute a default, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to or under any corporate charter, by-laws, mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Issuer is a party or by which any of the assets of the Issuer may be bound with or without the giving of notice, the passage of time or both, except with respect to applicable laws affecting creditors' rights.

     (i) Subsequent to the execution of this agreement and prior to the appointment of Purchaser as sole officer and director, Issuer will ensure that no person takes any action on behalf of Issuer except as contemplated herein.

     (j) Issuer will have caused all corporate action necessary to appoint Purchaser as the sole officer and director of Issuer to be taken and upon such action Purchaser will be the sole officer and director of Issuer with all necessary authority to act on behalf of Issuer.


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


     (k) Issuer has taken all corporate action necessary to issue the subject shares of stock to Purchaser.

     (l) Issuer shall turn all books and records of Issuer to Purchaser upon the execution hereof.

     4. Representations of Purchaser.

     (a) The Purchaser recognizes that the Stock is restricted and can be publicly sold only under the provisions of Rule 144 or if it is registered by Issuer.

     (b) The Purchaser represents and warrants that the Stock is being purchased for investment and will not be transferable in such a manner as to cause a public distribution thereof and is purchased solely for the Purchaser's own account.

     (c) The Purchaser further acknowledges that it is fully aware of the applicable limitations on the resale of the Stock. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the Purchaser, the Purchaser may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

     (d) Any and all certificates representing the Stock and any and all securities issued in replacement Thereof or in exchange therefore, shall bear an appropriate restrictive legend.

     (e) Purchaser shall use its best efforts to assist Issuer in locating a suitable candidate with which to enter into a merger or reorganization within thirty (30)


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


days from the date hereof For all purposes under this agreement Purchaser's reasonable opinion as to what constitutes such a suitable candidate shall control.

     (f) The Issuer shall issue no further shares and there shall be no further changes in the capital structure of Issuer until Issuer enters into a definitive reorganization agreement with a suitable candidate or as a part of such a reorganization.

     5. Delivery of Shares.

     Upon execution hereof, the Issuer will deliver certificates for the Stock to Purchaser, free and clear of all claims and encumbrances but subject to the terms hereof.

     6. Nature and Survival of Representations.

     All representations, warranties and covenants made by any party in this Agreement shall survive the closing hereunder and the consummation of the transactions contemplated hereby for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein and therein.

     7. Miscellaneous.

     (a) Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action


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


as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person sent by prepaid first class registered or by certified mail, return receipt requested.

     (d) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) Governing Law. This Agreement is being contracted for in the State of Florida, and shall be governed by the laws of the State of Florida, and the securities being issued herein are being issued in the State of Florida in accordance with an applicable exemption from registration.

     (g) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.


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


     (h) Entire Agreement. This Agreement constitutes the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (i) Time. Time is of the essence.

     (j)  Severability.   If  any  part  of  this  Agreement  is  deemed  to  be
unenforceable the balance of the Agreement shall remain in full force and effect.

     (k) Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof such party shall be entitled to collect attorney's fees and other costs from the party in default.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                    ISSUER:

                                                    By: /s/ Lane Abraham
                                                       ------------------------
                                                       Lane Abraham, President

                                                    PURCHASER:


                                                    ---------------------------
                                                    David Cohen

L45(a)atkprugr.mmd


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


     (h) Entire Agreement. This Agreement constitutes the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (i) Time. Time is of the essence.

     (j)  Severability.   If  any  part  of  this  Agreement  is  deemed  to  be
unenforceable the balance of the Agreement shall remain in full force and effect.

     (k) Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorney's fees and other costs from the party in default.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                    ISSUER:

                                                    By:
                                                       ------------------------
                                                       Lane Abraham, President

                                                    PURCHASER:

                                                    /s/ David Cohen
                                                    ---------------------------
                                                    David Cohen



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